Exhibit 10.5

Execution Version

WAIVER AND first amendment TO CREDIT AGREEMENT

This Waiver and First Amendment to Credit Agreement (this “Amendment”) is made effective as of August 5, 2025 (the “First Amendment Effective Date”), by and among SMARTRENT, INC., a Delaware corporation (“Borrower”), the other Loan Parties party hereto, the financial institutions or entities from time to time parties to this Agreement (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“SVB”), as issuing lender (in such capacity, the “Issuing Lender”) and as swingline lender (in such capacity, the “Swingline Lender”), and SVB, as administrative agent (in such capacity, the “Administrative Agent”).

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

In consideration of the mutual covenants herein contained and benefits to be derived herefrom:

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement dated as of December 9, 2021 by and among the Borrower, the Lenders party thereto and the Administrative Agent (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to (a) waive the Specified Events of Default (as defined below), and (b) modify and amend certain terms and conditions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree and intend to be legally bound as follows:

1.
Amendments to Credit Agreement.
(a)
Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following text:

“(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the applicable period of the Borrower and including a schedule showing each Group Member’s deposit and securities accounts and the balance of each such account as of the last day of the period covered by such financial statements, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property issued to, applied for or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date), and (iii) in the case of financial statements delivered pursuant to Section 6.1(a), updated insurance certificates evidencing the insurance coverage required to be maintained pursuant to Section 6.6;”

(b)
Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following text:

“6.10 Operating Accounts. Except as otherwise agreed to by the Administrative Agent, each Group Member shall maintain (i) its domestic primary operating, and collection accounts with SVB or with SVB’s Affiliates, and (ii) all other operating and collection accounts with a Lender or a Lender’s Affiliates; provided that the Group Members shall be permitted to maintain an additional account or accounts at financial institutions other than the Lenders (the “Other Accounts”), so long as (x) the aggregate principal balance in such Other Accounts does not exceed 15% of all cash balances of the Group Members at all financial institutions at any time; and (y) if any Other Accounts are owned by a Loan Party, such Other Accounts (other than Excluded Accounts) are subject to a Control Agreement or Control Agreements in favor of the Administrative Agent. The Borrower shall ensure that the amount of cash held by the Group Members that are not Loan Parties shall not exceed $7,000,000 in the aggregate at any time.”

(c)
Exhibit B to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety and replaced with the Form of Compliance Certificate attached as Annex A hereto.
2.
Waiver. The Loan Parties failed to comply with the requirements of Section 6.10 (Operating Accounts) of the Credit Agreement (as in effect prior to the First Amendment Effective Date) and Section 5.6 of the Guarantee and Collateral Agreement (such Events of Default, collectively, the “Specified Events of Default”). Subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby waive the Specified Events of Default. The Administrative Agent’s and the Lenders’ waiver of the Specified Events of Default shall apply solely to the Specified Events of Default.
3.
Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:
(a)
Loan Documents. The Administrative Agent shall have received this Amendment, duly executed and delivered by each of the parties hereto.
(b)
Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)
Representation and Warranties. After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct, (i) to the extent qualified by materiality, in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties are true and correct in all material respects (or all respects, as applicable) as of such earlier date).
(d)
Approvals. All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.
(e)
Fees and Expenses. The Loan Parties shall have paid all fees and expenses required to be paid in connection with this Amendment in accordance with Section 8 hereof to the extent invoiced on or prior to the date hereof.

4.
Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)
It has the power and authority, and the legal right, to enter into this Amendment and to carry out the transactions contemplated hereby.
(b)
The execution, delivery, and performance of this Amendment (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, except to the extent that any such violation could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents.
(c)
No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the due execution, delivery and performance by it of this Amendment, other than authorizations or approvals that have been obtained or made and that are still in force and effect.
(d)
This Amendment has been duly executed and delivered by it and is a legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(e)
After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.
(f)
After giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement (as amended by this Amendment) and in the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties (x) relate solely to an earlier date in which case such representations and warranties are true and correct in all material respects (or all respects, as applicable) as of such earlier date, or (y) are qualified by materiality in the text thereof, in which case they should be true and correct in all respects).
5.
Choice of Law. This Amendment and the rights of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the internal laws (and not the conflict of law rules) of the State of New York.
6.
Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature” and words of like import in any this Amendment or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

7.
Effect on Loan Documents.
(a)
The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The modifications, waivers and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)
To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.
(c)
This Amendment is a Loan Document.
8.
Payment of Costs and Fees. Borrower shall pay to the Administrative Agent all costs and reasonable and documented out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of one outside counsel retained by Administrative Agent), in each case, as set and to the extent forth in Section 10.5 of the Credit Agreement.
9.
Release by Group Members.
(a)
Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment or in the Loan Documents; provided, however, that, for avoidance of doubt, each Loan Party does not release the Releasees from their obligations required to be performed after the date hereof and expressly set forth in the Credit Agreement and the other Loan Documents, which such Loan Party agree and acknowledge have not breached by the Releasees as of the date of this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above. In connection with the releases set forth above, each Loan

Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(b)
Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 9(a) above. If any Loan Party violates the foregoing covenant, the Loan Parties, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
10.
Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
11.
Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. This Amendment does not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of the Borrower or any Guarantor from any of its obligations or liabilities under the Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date, all references in any such Loan Document to “the Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment; and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Secured Party a security interest in or lien on, any collateral as security for all or any portion of any of the Obligations of the Borrower or any other Loan Party, as the case may be, from time to time existing in respect of the Credit Agreement or the Loan Document, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects with respect to this Agreement and the Loan Documents.
12.
Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
13.
Post-Closing. On or prior to the date that is 30 days after the First Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall deliver to the Administrative Agent duly executed Control Agreements, in form and substance reasonably satisfactory to the Administrative Agent, for the Loan Parties’ accounts that are not Excluded Accounts.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

SMARTRENT, INC.

By: /s/ Daryl Stemm

Name: Daryl Stemm

Title: Chief Financial Officer

SMARTRENT TECHNOLOGIES, INC.

By: /s/ Daryl Stemm

Name: Daryl Stemm

Title: Chief Financial Officer

SIGHTPLAN HOLDINGS, INC.

By: /s/ Daryl Stemm

Name: Daryl Stemm

Title: Chief Financial Officer

SIGHTPLAN, INC.

By: /s/ Daryl Stemm

Name: Daryl Stemm

Title: Chief Financial Officer

[signature page to first amendment TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

FIRST-CITIZENS BANK & TRUST COMPANY

By: /s/ John Lapides

Name: John Lapides

Title: Managing Director

LENDERS:

FIRST-CITIZENS BANK & TRUST COMPANY, as Issuing Lender, Swingline Lender and as a Lender

By: /s/ John Lapides

Name: John Lapides

Title: Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Rose McCarthy

Name: Rose McCarthy

Title: Authorized Officer

[signature page to first amendment TO CREDIT AGREEMENT]

Annex A

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

SMARTRENT, Inc.

Date: ___________ ____, 20____

This Compliance Certificate is delivered pursuant to Section 6.2(b)(ii) of that certain Credit Agreement, dated as of December 9, 2021, among smartrent, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent, Issuing Lender and Swingline Lender (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition, the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). To the best of my knowledge, except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

To the extent required to be tested by the Credit Agreement, attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

[To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 4 is a description of any change in the jurisdiction of organization of any Loan Party since the [Closing Date] [date of the most recent report delivered]

[To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 5 a list of any Intellectual Property issued to, applied for or acquired by any Loan Party since the [Closing Date] [date of the most recent report delivered].]

Attached hereto as Attachment 6 is a schedule showing each Group Member’s deposit and securities accounts and the balance of each such account as of the last day of the period covered by the Financial Statements.

[Remainder of page intentionally left blank; signature page follows]

MOFO-9973707

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

SMARTRENT, Inc.

By:

Name:

Title:

MOFO-9973707

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

MOFO-9973707

Attachment 2
to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred as of the date of this Compliance Certificate. [If a Default or Event of Default has occurred, the following describes the nature of such Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

MOFO-9973707

Attachment 3
to Compliance Certificate

The information described herein is as of ____________, ____ (the “Statement Date”), and pertains to the period from ____________, ____ to ____________, ___.

I.

Section 7.1(a) — Adjusted Quick Ratio. To the extent Net Cash does not exceed $100,000,000 as of the last day of the most recent period for which financial statements were required to be delivered, permit the Adjusted Quick Ratio, tested as of the last day of each fiscal quarter, to be less than 1.25:1.00.

A.		Calculation of Net Cash

	1.	The aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties in Deposit Accounts that are subject to a first priority perfected Lien in favor of the Administrative Agent	$___________

	2.	The aggregate amount of unpaid principal of and interest on the Loans	$___________

	3.	The aggregate amount of outstanding fees payable to the Secured Parties in connection with the Credit Agreement or any other Loan Document	$___________

	4.	The aggregate amount of outstanding drawn or undrawn Letters of Credit and all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans or Swingline Loans	$___________

	5.	The outstanding obligations under any Cash Management Agreement	$___________

	6.	The outstanding obligations under any Specified Swap Agreement	$___________

7.

All other obligations and liabilities of the Loan Parties (and the other Group Members in the cash of obligations in respect of Cash Management Services) owed to the Administrative Agent, Lenders, any applicable Cash Management Bank, and any Qualified Counterparty, whether direct or indirect, which may arise under, out of, or in connection with the Credit Agreement or any other Loan Document

$___________

	8.	The outstanding Obligations (the sum of lines A.2 through A.7)	$___________

	9.	Net Cash (line A.1 minus line A.8)	$___________

B.	Calculation of Adjusted Current Assets

	1.	Qualified Cash (line A.1)	$___________

	2.	Net billed trade Accounts of the Loan Parties	$___________

	3.	Adjusted Current Assets (the sum of lines B.1 and B.2)	$___________

ny-2287047

C.		Calculation of Adjusted Current Liabilities

	1.	The outstanding Obligations (line A.8)	$___________

	2.	The aggregate amount of the Group Members’ Total Liabilities (excluding operating leases and leases of real property) that mature within one year from the applicable date of determination	$___________

	3.	Current Liabilities (the sum of lines C.1 and C.2)	$___________

	4.	The current portion of all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$___________

	5.	Adjusted Current Liabilities (line C.3 minus line C.4)	$___________

D.		Adjusted Quick Ratio (line B.3 divided by C.5)	:1.00

	Covenant compliance:	Yes 	No 

MOFO-9973707

Attachment 4
to Compliance Certificate

Change in the Jurisdiction of any Loan Party

MOFO-9973707

Attachment 5
to Compliance Certificate

Registered Intellectual Property issued to, applied for, or acquired by any Loan Party since the [Closing Date] [date of the most recent report delivered]

Attachment 6
to Compliance Certificate

[attach calculations]